UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report – February 3, 2004

(Date of earliest event reported)

PENN NATIONAL GAMING, INC.

 (Exact name of registrant as specified in its charter)

Pennsylvania	0-24206	23-2234473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

825 Berkshire Blvd., Suite 200, Wyomissing Professional Center, Wyomissing, PA 19610
(Address of principal executive offices)		(Zip Code)

Area Code (610) 373-2400

(Registrant’s telephone number)

Item 5.        Other Events.

On February 3, 2004, HCS I, Inc., the managing general partner of Hollywood Casino Shreveport (“HCS”), issued a press release announcing that the Board of Directors of HCS had initiated a process that it hopes will result in the sale or other disposition of the riverboat casino/hotel complex of HCS located in Shreveport, Louisiana.  In addition, HCS announced that its Board of Directors had determined not to authorize HCS to make the February 1, 2004 interest payments, aggregating $12.3 million, due on the 13% Senior Secured Notes due 2006 and the 13% First Mortgage Notes due 2006 (the “Notes”) issued by HCS and its subsidiary Shreveport Capital Corporation.  HCS is a wholly owned, indirect subsidiary of Penn National Gaming, Inc. and the Notes are non-recourse to Penn National Gaming, Inc.

Item 7.        Financial Statements and Exhibits.

(c)         Exhibits

Exhibit No.	Description

99.1	Press Release issued February 3, 2004

Item 12.      Results of Operations and Financial Condition.

On February 3, 2004, Penn National Gaming, Inc. issued a press release announcing financial results for fourth quarter 2003 and conducted a conference call to discuss such financial results.  The full text of the press release is attached as Exhibit 99.1.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 6, 2004	Penn National Gaming, Inc.

	By:	/s/ Robert S. Ippolito
Robert S. Ippolito

Vice President, Secretary and Treasurer